EXHIBIT 7.1


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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              CONTRACT POWER, INC.
                             A COLORADO CORPORATION
                                       AND
                          COLORADO GOLD & SILVER, INC.
                             A COLORADO CORPORATION

                              DATED: OCTOBER 14, 1998


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                      AGREEMENT AND PLAN OF REORGANIZATION

                              CONTRACT POWER, INC.
                                       AND
                          COLORADO GOLD & SILVER, INC.

     This Agreement and Plan of Reorganization ("Agreement"), dated as of October 14, 1998, among CONTRACT POWER, INC. ("CPI"), a Colorado Corporation, COLORADO GOLD & SILVER, INC. ("CGS") , a Colorado Corporation, and the shareholders of CONTRACT POWER, INC. ("CPI Shareholders") who will join this agreement by execution.

                              W I T N E S S E T H:

         A. WHEREAS, CPI and CGS are corporations duly organized under the laws of the State of Colorado.

         B. PLAN OF REORGANIZATION. The CPI Shareholders are the owners of all of the issued and outstanding common stock of CPI. It is the intention that all of the issued and outstanding stock of CPI shall be acquired by CGS in exchange solely for its voting stock. For federal income tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of SEC 368
(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. EXCHANGE OF SHARES. CGS and the CPI Shareholders agree that all of the common shares issued and outstanding of CPI shall be exchanged with CGS for 35,782,600 shares of the common stock of CGS (post reverse split). The pro rata numbers of the CGS shares, on the closing date, shall be delivered to the individual shareholders in exchange for their CPI shares as hereinafter set forth.

         D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Colorado Statutes.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I
                                THE CONSIDERATION

         1.1 Subject to the conditions set forth herein on the "Effective Date" (as herein defined), Shareholders of CPI shall exchange all of their shares of CPI for 35,782,600 common shares of CGS common stock. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law as set forth in this Agreement, but no later than 30 days after date hereof.

     On the Closing Date, all of the documents to be furnished to CGS and CPI, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

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         1.2 At the Effective  Date, CPI shall become a wholly owned  subsidiary of CGS. CPI's shareholders shall receive pro rata shares of $.0001 par value voting common stock as follows:

                  CGS shall issue 35,785,600 of its shares of common stock for 100% of the outstanding common shares of CPI, pro rata to the shareholders of CPI, plus warrants to purchase an additional 500,000 shares (post-reverse split) at $.01 per share.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the Agreement shall be filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law shall be the Effective Date for the Agreement. For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on the last day of the month preceding the Effective Date.

                                   ARTICLE II
                         ISSUANCE AND EXCHANGE OF SHARES

         2.1 The shares of $.0001 par value common stock of CGS shall be issued by it to CPI shareholders at closing.

         2.2 It represents that no outstanding options or warrants for its unissued shares exist. All preferred stock of CGS due for redemption as of the date hereof shall have been redeemed as of closing date, if any.

     2.3 The stock transfer books of CPI shall be closed on the Effective Date, and thereafter no transfers of the stock of CPI shall be made. CPI shall appoint an exchange agent ("Exchange Agent"), to accept surrender of the certificates representing the common shares of CPI, and to deliver in exchange for such surrendered certificates, shares of common stock of CGS. The authorization of the Exchange Agent may be terminated by CGS after six months following the Effective Date. Upon termination of such authorization, any shares of CPI and any funds held by the Exchange Agent for payment to CPI shareholders pursuant to this Agreement shall be transferred to CGS or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of CPI are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of CGS (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of CPI shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.4 No fractional shares of CGS stock shall be issued as a result of the Agreement. Shares shall be rounded to nearest whole share.

         2.5 At the Effective Date, each holder of a certificate or certificates representing common shares of CPI, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Colorado law shall not be converted into shares of CGS common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.5, certificates representing shares of CPI previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of CPI at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of CPI have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                   ARTICLE III
                           REPRESENTATIONS, WARRANTIES
                      AND COVENANTS OF CONTRACT POWER, INC.

         No representations or warranties are made by any director, officer, employee or shareholder of CPI as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "CPI Disclosure Statement"), if any. CPI hereby represents, warrants and covenants to CGS except as stated in the CPI Disclosure Statement, as follows:

         3.1 CPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of CPI are complete and accurate, and the minute books of CPI contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of CPI.

         3.2 The aggregate number of shares which CPI is authorized to issue is 100,000,000 shares of common stock with $.0001 par value of which 1,000,000 shares are issued and outstanding. 10,000,000 preferred shares are authorized - none outstanding.

         3.3 CPI has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by CPI will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of CPI.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by CPI's Board of Directors.

         3.6 CPI will deliver to CGS consolidated audited financial statements of CPI, as of September 30, 1997, within 30 days. All such statements, herein sometimes called "CPI Financial Statements", are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of CPI for the periods included. The September 30, 1997, statements will have been prepared in accordance with generally accepted accounting principles.

         3.7 Since the dates of the CPI Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise of CPI.

         3.8 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of CPI, threatened against CPI or affecting any of its assets or properties, and CPI is not in any material breach or violation of or default under any contract or instrument to which CPI is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by CPI under any contract or other instrument to which CPI is a party or by which it or any of its properties may be bound or affected, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to CPI.

         3.9 All liability of CPI has been properly provided for and is adequate to comply with all regulatory requirements regarding same.

         3.10 The representations and warranties of CPI shall be true and correct as of the date hereof and as of the Effective Date.



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         3.12 CPI has no employee benefit plan,  including  non-qualified  stock awards, options, and consulting fees for independent contractors.

         3.13 No representation or warranty by CPI in this Agreement, the CPI Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.14 INTELLECTUAL PROPERTY. All trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of CPI's business, whether registered or unregistered (collectively the "Proprietary Rights") are owned by CPI. To the knowledge of each Seller and CPI, CPI created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the foregoing Proprietary Rights that are not in the public domain stand solely in the name of CPI and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to any Seller or CPI and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of each Seller and CPI, CPI's ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of any Seller or CPI, threatened to the effect that the operations of CPI infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of each Seller and CPI there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending, or to the knowledge of each Seller and CPI, threatened to the effect that any such Proprietary Rights owned or licensed by CPI, or which CPI otherwise has the right to use, is invalid or unenforceable by CPI and there is no reasonable basis for any such claim (whether or not pending or threatened). CPI has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of Seller.

         3.15 a. LIENS. Except as disclosed on Schedule 3.15(a), no one other than Seller has any right, title, interest, lien, claim, security interest, restriction or encumbrance in, on or to CPI's assets.

              b. MATERIAL CONTRACTS. Other than as disclosed on Schedule 3.15(b), Seller does not have any material obligation, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent due or to become due, existing or inchoate.

                  c. NO UNDISCLOSED LIABILITIES.  CPI does not have any material liabilities or obligations, including, without limitation, contingent liabilities for the performance of any obligation, except for (i) liabilities or obligations which are disclosed or fully provided for in CPI's Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any Exhibit or Schedule to this Agreement, and (iii) liabilities not in excess of $2,000 in the aggregate.

                  d. ENVIRONMENTAL  MATTERS.  (i) CPI has not received notice of any violation of or investigation relating to any environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by CPI that has not been fully and finally resolved; (ii) All permits, licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws") relating to assets now owned or operated by CPI or any of its subsidiaries, including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants"), have been obtained and are effective, and, with respect to assets previously owned or operated by CPI, were obtained and were effective during the time of CPI's operation; (iii) To the knowledge of CPI, no conditions exist on, in or about the properties now or previously owned or operated by CPI or any third-party properties to which any Pollutants generated by CPI were sent or released that could give rise on the part of CPI to liability under any Environmental Laws, claims by third parties under Environmental Laws or under common law or the occurrence of costs to avoid any such liability or claim; and
(iv) to the knowledge of CPI, all operators of CPI's assets are in compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to CPI's assets.

                                   ARTICLE IV
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF COLORADO GOLD & SILVER, INC.

         No representations or warranties are made by any director, officer, employee or shareholder of CGS as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         CGS hereby represents, warrants and covenants to CPI, except as stated in the CGS Disclosure Statement, as follows:

     4.1 CGS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of CGS, copies of which have been delivered to CPI, are complete and accurate, and the minute books of CGS contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of CGS.

     4.2 The aggregate number of shares which CGS is authorized to issue is 1,00,000,000 shares of common stock with a par value of $.001 per share, of which 64,217,400 shares of such common stock will be issued and outstanding, fully paid and non-assessable, prior to closing under this agreement. CGS has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. No preferred stock of CGS is outstanding.

     4.3 CGS has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. The execution of this Agreement has been duly authorized and approved by the CGS's Board of Directors.

     4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by CGS will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of CGS.

     4.5 CGS will bring all of its SEC filings current within 30 days after date hereof.

     4.6 CGS has delivered to CPI audited financial statements of CGS dated March 31, 1992. All such statements, herein sometimes called "CGS Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of CGS of the periods indicated. All statements of CGS will have been prepared in accordance with generally accepted accounting principles.

     4.7 Since the dates of the CGS Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of CGS. CGS does not have any material liabilities or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise).

     4.8 CGS has delivered to CPI a list and description of all pending legal proceedings involving CGS, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of CGS, threatened against CGS or affecting any of its assets or properties, and CGS is not in any material breach or violation of or default under any contract or instrument to which CGS is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by CGS under any contract or other instrument to which CGS is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to CGS.

         4.9 CGS shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition, or issue any new shares.

         4.10 CGS is not a party to any contract performable in the future.

         4.11 The representations and warranties of CGS shall be true and correct as of the date hereof and as of the Effective Date.

         4.12 CGS has delivered, or will deliver within two weeks of the date of this Agreement, to CPI, all of its corporate books and records for review, true and correct copies of CGS tax return since 1996, if any. CGS will also deliver to CPI on or before the Closing Date any reports relating to the financial and business condition of CGS which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.13 CGS has no employee benefit plan in effect at this time.

         4.14 No representation or warranty by CGS in this Agreement, the CGS Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         4.15 CGS agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of CPI and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and CGS expressly assumes such indemnification obligations of CPI.

         4.16 a. LIENS. Except as disclosed on Schedule 3.15(a), no one other than Seller has any right, title, interest, lien, claim, security interest, restriction or encumbrance in, on or to CPI's assets.

                  b. MATERIAL CONTRACTS. Other than as disclosed on Schedule 3.15(b), Seller does not have any material obligation, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent due or to become due, existing or inchoate.

                  c. NO UNDISCLOSED LIABILITIES.  CPI does not have any material liabilities or obligations, including, without limitation, contingent liabilities for the performance of any obligation, except for (i) liabilities or obligations which are disclosed or fully provided for in CPI's Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any Exhibit or Schedule to this Agreement, and (iii) liabilities not in excess of $2,000 in the aggregate.



                                    ARTICLE V
              OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

         5.1 This Agreement shall be duly submitted to the shareholders of CPI for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by CPI, such date to be the earliest practicable date. The Board of Directors of CPI, subject to its fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of CPI shareholders of this Agreement and the transactions contemplated herein. CPI and CGS shall take all reasonable and necessary steps and actions to comply with and to secure CPI shareholder approval of this Agreement and regulations of such states.

         5.2 At all times prior to the Effective Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.3 CGS and CPI shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI
                             PROCEDURE FOR EXCHANGE

         6.1 At the Effective Date, the exchange shall be effected as set forth in Colorado Revised Statutes with common stock certificates of CGS being exchanged for CPI common stock certificates as and when submitted to the transfer agent.

                                   ARTICLE VII
                           CONDITIONS PRECEDENT TO THE
                          CONSUMMATION OF THE EXCHANGE

         The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

         7.1 CPI shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Effective Date and CGS and CPI shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

     7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of CPI duly and properly called for such purpose in accordance with the applicable laws.

     7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

     7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for CPI and CGS.

     7.5 The representations and warranties made by CPI and CGS in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective Date because of (1) changes caused by transactions suggested or approved in writing by CPI or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of CGS or CPI during or arising after the date of this Agreement.)

     7.6 CPI will have sought and obtained from its legal counsel an opinion in form and substance satisfactory to CPI to the effect that: if the transactions contemplated hereby are consummated in accordance with the terms of this Agreement, they will constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"); CGS and CPI will each be a party to the reorganization; no gain or loss will be recognized pursuant to the Code by CGS or CPI as a consequence of the transactions contemplated hereby; CPI will succeed to and take into account the items of CGS described in the Code; when a CPI shareholder receives solely CGS common stock in accordance with the transactions contemplated hereby, such CPI shareholder will not recognize gain or loss; the basis for the CGS common stock to be received by CPI shareholders will be the same as the basis for the shares of CPI stock they surrender in connection with the transactions contemplated hereby; and the holding period for any CPI shareholder of the CGS common stock received in the transactions contemplated hereby will include the period during which the shares of the CPI stock surrendered were held provided that the CPI stock was a capital asset in the hands of such CPI shareholder on the Effective Date.

         7.7 CPI shall have furnished CGS with:

         (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of CPI approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of CPI;

         (2) a certified copy of a resolution or resolutions duly adopted by a majority of all of the classes of outstanding shares of CPI capital stock approving this Agreement and the transactions contemplated by it;

         (3) an opinion of its counsel dated as of the Closing Date in accordance with 7.6 hereof;

         (4) an agreement from each "affiliate" of CPI as defined in the rules adopted under the Securities Act of 1933, as amended, to the effect that (a) the affiliate is familiar with SEC Rules 144 and 145; (b) none of the shares of CGS common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; (c) the affiliate will not sell or in any way reduce his risk relative to any CGS common stock received pursuant to this Agreement until such time as financial results covering at least 30 days of post-closing date combined operations shall have been published by CGS on SEC Form 10-Q or otherwise; and (d) the affiliate acknowledges that CGS is under no obligation to register the sale, transfer, or the disposition of CGS common stock by the affiliate or to take any action necessary in order to make an exemption from registration available to the affiliate, but understands that CGS will satisfy the public information requirements of Rules 144 and 145 during the three-year period following the Closing Date.

         (5)      Each U.S. citizen   shareholder   of   CPI   shall   sign   a
                  Consent/Subscription Agreement as contained on Exhibit "A."

         7.8 CGS shall furnish CPI with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of CGS, approving this Agreement and the transactions contemplated by it.

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of CPI) prior to the Effective Date:

         (a)      By mutual consent of CPI and CGS;

         (b) By CPI, or CGS, if any condition set forth in Article VII relating to the other party has not been met or has not been waived;

         (c) By CPI, or CGS, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

         (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

         (e) By any party if the Agreement Effective Date is not within 30 days from the date hereof; or

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX
                        TERMINATION OF REPRESENTATION AND
                        WARRANTIES AND CERTAIN AGREEMENTS

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. Counterparts shall include the execution of the Exchange Agreement and Representations by all shareholders.

         10.3 CGS and CPI each agree that if it has employed any investment bankers, brokers, finders, or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from CPI or CGS, such shall be the sole responsibility of the party entering into such Agreement. The parties specifically understand, acknowledge and agree to issue 250,000 shares (post reverse split) Registered with SEC on Form S-8, which shares are deemed earned upon the completion of this agreement, for acquisition and merger services, and officers services previously rendered. 83,333 shares each shall be issued to Coke Reeves, Jack Donnelly and Field Systems, Inc.

         10.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.5 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of CPI.

         10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To Contract Power, Inc.:

10200 W. 44th Ave., #400
Wheat Ridge, CO  80033



To Colorado Gold & Silver, Inc.:



or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.7 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of CPI and CGS. However, either CPI or CGS may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.8 The parties agree that Coke Reeves shall cause to be effective and grant a proxy therefore for 19,790,000 shares to approve, a reverse split of the outstanding shares of CGS in a ratio of one new share for each existing 200 shares of CGS. Coke Reeves shall deliver, proxies for an additional 12,900,000 shares to new management at or prior to the shareholders' meeting to approve a reverse split.

         10.9 In consideration heretofore, CPI shall cause payment of $10,000 for the audit fees of Michael B. Johnson concurrent with execution as a non-refundable deposit.

         10.10 CPI may elect to close this transaction at any time.

         10.11 CGS agrees that upon closing its directors will appoint two directors designated by CPI subject to any section 14f compliance.

         10.12 Coke Reeves hereby covenants and agrees that for and in consideration of a Promissory Note for $100,000 payable monthly over twelve months, he will waive and further claims whatsoever for notes, interest, or funds advanced to CGS. Two Notes for $25,000 each shall be issued for services rendered; one Note to United Stock Transfer, Inc. and one Note to Axton, LTD, a BVI corporation.

         IN WITNESS WHEREOF, the parties have set their hands and seals this 14th day of October, 1998.

                                            Contract Power, Inc.


                                            By:/s/Wesley F. Whiting
                                             __________________________
                                                  Vice-President

                                            Attest:________________________
                                                    Secretary


                                            Colorado Gold & Silver, Inc.


                                            By:/s/M.Coke Reeves
                                             ___________________________
                                                   President

                                            Attest: M.R. Reeves
                                             ________________________
                                                    Secretary

         CONTRACT POWER, INC., SHAREHOLDERS (by signature below or pursuant to execution of the Exchange Agreement and Representations incorporating this Agreement by reference.)

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